EXHIBIT 10.51

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made as of this 2nd day of October, 2003, by and between EROOMSYSTEM TECHNOLOGIES, INC., a Nevada corporation (the “Company”), and DM Ellis Family Ltd Partnership located at 5368 West Earl Place, Highland, UT 84003 (the “Consultant”).

R E C I T A L S:

WHEREAS, Derek Ellis (“Ellis”), an individual and a principal of the Consultant, is a party to that certain Termination and Release Agreement pursuant to which, inter alia, Ellis resigned as an executive officer and employee of the Company and as a member of the Board of Directors of the Company’s wholly-owned subsidiaries eRoomSystem Services, Inc., eRoomSystem SPE, Inc., but remains a director of RSi BRE, Inc. (“RSi BRE”)

WHEREAS, as a condition to and in connection with Ellis’s execution and delivery of the Termination and Release Agreement, the Company has agreed to retain the Consultant to provide certain consulting services to the Company as hereinafter specifically set forth.

WHEREAS, the Consultant desires to provide certain consulting services to the Company in accordance with the terms and conditions contained hereinafter.

NOW THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Consulting Services.  During the term of this Agreement, the Consultant is hereby retained by the Company to provide consulting services to the Company, as said services relate to compliance by the Company with its reporting and other filing obligations under the U.S. securities laws, investor relations and such other business advisory services as the chief executive officer or the Board of Directors of the Company may direct.  From time to time the Company shall advise the Consultant of the nature and scope of the consulting services and the Consultant shall promptly provide such consulting services as reasonably requested by the Company during the term of this Agreement.  The Consultant agrees that during the first month he shall devote up to 15 hours per week toward the performance of services hereunder and thereafter he shall devote up to 10 hours per week toward the performance of services hereunder.  Unless otherwise agreed to by the Consultant, all services hereunder shall be performed by the Consultant, in its sole discretion, at its principal place of business or other offices.

2.

Term; Termination.  The initial term of this Agreement shall be for five (5) months, commencing on the date written above (the “Initial Term”).  The Agreement shall be extended for an additional two months (the “Extended Term”); provided, that the Consultant eliminates the requirement for RSI-BRE consolidation by October 31, 2003.   This Agreement may be terminated at any time by either party upon 5 business days’ prior written notice to the other party.  Upon termination of this Agreement by the Company other than for Cause prior to the expiration of the Initial Term, any earned and unpaid fees will be immediately due and payable, including, without limitation, Compensation Options accrued through the date of any such termination, and any future fees will be due and payable to the Consultant through the end of such Initial Term or through the end of the Extended Term, if Rsi-BRE is no longer required to be consolidated,  as and when otherwise falling due.  For purposes of this Agreement, “Cause” shall mean (i) conviction of a felony, any crime of moral turpitude or any act of fraud or dishonesty; (ii) repeated failure to perform material services required under this Agreement in accordance with the requests of the chief executive officer of the Company; (iii) willful misconduct or gross negligence in the performance of the Consultant’s duties; (iv) conduct materially detrimental to the Company’s business; (v) any material breach of any provisions of this Agreement which breach, if capable of being cured, shall remain uncured for a period of at least 15 business days from the date of written notice thereof to the Consultant.

1.

Compensation.  As full and complete consideration for the performance of services hereunder, the Company shall (a) pay the Consultant $10,000 upon completion of the first month, (b) pay the Consultant $3,120 per month in cash at the end of each month commencing on the second month and (c) at the end of each month during the Term, issue to the Consultant 5-year options (the “Compensation Options”) to purchase 30,000 shares of Common Stock (up to a maximum of 180,000 shares in the aggregate) having an exercise price of $0.10 per share, substantially in the form of Exhibit A.

4.

Representations and Warranties of the Company.  The Company hereby represents and warrants that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute and deliver this Agreement and perform its obligations hereunder; that the execution and delivery of this Agreement by the Company and the performance by it of its obligations pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which it is a party or by which it or any of its assets are bound; and that this Agreement, upon execution and delivery of the same by it, will represent the valid and binding obligation of the Company enforceable in accordance with its terms, subject only to the effect,  if any, of bankruptcy laws or similar laws relating to the insolvency of debtors and to principles of equity.  The representations and warranties set forth herein shall survive the termination of this Agreement.

5.

Representations and Warranties of the Consultant.  (a) The Consultant hereby represents and warrants to the Company that he has the full right, power and capacity to execute and deliver this Agreement and perform its obligations hereunder; that the execution and delivery of this Agreement and the performance by the Consultant of its obligations pursuant to this Agreement do not constitute a breach of or a default under any agreement or instrument to which the Consultant is a party; and that this Agreement, upon execution and delivery of the same by the Consultant, will represent the valid and binding obligation of the Consultant enforceable in accordance with its terms.

(b)

The Consultant hereby acknowledges that the shares of Common Stock issuable upon exercise of the Compensation Options pursuant to this Agreement will be restricted and have not (and will not, upon issuance, have) been registered under the Securities Act or any state securities laws and may be resold only if registered pursuant to the provisions thereunder or if an exemption from registration is available.  The Consultant does not intend to dispose of all or any part of the shares of Common Stock issuable upon exercise of the Compensation Options received pursuant to this Agreement except in compliance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws.  The Consultant hereby acknowledges and agrees that the Company may insert the following or similar legend on the face of the certificates evidencing such shares, if required in compliance with the Securities Act or state securities laws:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the issuer that an exemption from registration under the act and any applicable state securities laws is available.”

6.

Confidentiality. The Consultant agrees that all non-public information pertaining to the prior, current or contemplated business of the Company constitutes valuable and confidential assets of the Company.  Such information shall include, without limitation, information relating to customer lists, intellectual property, patents, trademarks and trade secrets as are not available to the public.  Consultant shall hold all such information in trust and confidence for the Company and shall not use or disclose any such information for other than the Company's business and shall be liable for damages incurred by the Company as a result of the use or disclosure of such information by Consultant or his agents or shareholders for any purpose other than the Company's business, except (i) where such information is publicly available or later becomes publicly available other than through a breach of this Agreement, or (ii) where such information is subsequently lawfully obtained by Consultant from a third party or parties, or (iii) if such information is known to Consultant prior to the execution of this Agreement, or (iv) as may be required by law.  The Consultant further acknowledges that the terms of this Agreement shall be in perpetuity and that any threatened or actual breach by the Consultant of the representations, warranties and covenants contained herein would result in continuing and irreparable damage to the Company that monetary damages would not adequately compensate either corporation for any such breach.  In the event of any actual or threatened breach, the Company shall be entitled to any and all legal and/or equitable remedies, including preliminary and permanent injunctive relief, and may, in addition to any or all forms of relief, recover from the Consultant all costs and attorney's fees should it prevail in a court of competent jurisdiction in enforcing its rights under this Agreement.

7.

Piggyback Registration Rights.  (a)   If the Consultant Shares have not been otherwise registered and at any time the Company proposes to file a registration statement, whether or not for sale for the Company's own account, on a form and in a manner that would also permit registration of shares (other than in connection with a registration statement on Forms S-4 or S-8 or any similar or successor form) the Company shall give to holders holding shares of Consultant Shares, written notice of such proposed filing promptly, but in any case at least twenty (20) days before the anticipated filing.  The notice referred to in the preceding sentence shall offer the Consultant the opportunity to register such amount of Consultant Shares as he may request (a "Piggyback Registration").  Subject to this Section, the Company will include in each such Piggyback Registration (and any related qualification under state blue sky laws and other compliance filings, and in any underwriting involved therein) all Consultant Shares with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the written notice from the Company is given.  The Consultant will be permitted to withdraw all or part of the shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

(b)

Notwithstanding the foregoing, the Company will not be obligated to effect any registration of shares under this Section (i) as a result of the registration of any of its securities solely in connection with mergers effected pursuant to a Form S-4 Filing Nothwithstanding the foregoing, in no event shall any of the shares held by David Gestetner (“Gestetner”) or shares underlying options or warrents held by Gestetner be registered prior to Consultant Shares.

8.

Amendment or Assignment.  No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.  This Agreement is not assignable by the Consultant without the prior written consent of the Company, which such consent may not be forthcoming.

9.

Notices.  All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

10.

Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein.  All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

11.

Severability.  The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision.  In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

12.

Construction and Enforcement.  This Agreement shall be construed in accordance with the laws of the State of New York, without and application of the principles of conflicts of laws.  If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.  Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in the City of New York, County of New York in the State of New York.  The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in City of New York, County of New York, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in the New York, New York, has been brought in an inconvenient forum.

13.

Binding Nature, No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit.  No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

14.

Counterparts.  This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures.  All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EROOMSYSTEM TECHNOLOGIES, INC.

By:__/s/ David A. Gestetner_______

      Name: David A. Gestetner

      Title: Chief Executive Officer

DM ELLIS FAMILY LTD PARTNERSHIP

By:__/s/ Michelle Ellis___________

Name: Michelle Ellis

Title: General Partner

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